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                                                         EXHIBIT 12

                                                     CONMED Corporation
                            Statement Showing Computations of Ratio of Earnings to Fixed Charges



                                                1996              1997            1998              1999              2000
                                              -------           -------         --------           -------          -------
Income (loss) before income
    taxes and extraordinary
    item................................      $25,447          $(10,705)        $ 30,276           $42,436          $30,178
Interest expense........................          217                 -           30,891            32,360           34,286
Portion of rentals
    representative of interest
    factor..............................          108               147              875               978            1,114
                                              -------           -------         --------           -------          -------
Total earnings available for

    fixed charges.......................      $25,772          $(10,558)        $ 62,042           $75,774          $65,578
                                              =======          ========         ========           =======          =======


Interest expense........................      $   217           $     -         $ 30,891           $32,360          $34,286
Portion of rentals
    representative of interest
    factor..............................          108               147              875               978            1,114
                                              -------           -------         --------           -------          -------
Total fixed charges.....................      $   325           $   147         $ 31,766           $33,338          $35,400
                                              =======           =======         ========           =======          =======

Ratio of earnings to
    fixed charges.......................        79.30               (A)             1.95              2.27             1.85
                                              =======           =======         ========           =======          =======

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(A) As a result of the loss  incurred  in 1997,  the Company was unable to fully cover the indicated fixed charges.